UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 12, 2014

Ecrypt Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-1449574	32-0201472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Table Mesa Drive Boulder, Colorado 80305
(Address of principal executive offices)

Registrant’s telephone number, including area code:  1.866.204.6703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 12,  2014, Gabriel Rosu, the former chief technology officer of Ecrypt Technologies, Inc. (the “Registrant”) elected to surrender a total of 9,600,000 shares of the Registrant's common stock the (“Shares”)for cancellation. Prior to cancellation of the Shares, the Registrant had a total of 135,979,802 issued and outstanding shares of common stock, of which 9,600,000 shares, or approximately 7.06%, were owned by Mr. Rosu. Following cancellation of the Shares, the Registrant has a total of 126,379,802 issued and outstanding shares of common stock.

The decision to surrender the Shares for cancellation was made by Mr. Rosu, and was not the result of any disagreement with the Registrant.

The Shares have been returned to the status of authorized but unissued shares of common stock of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: June 17, 2014

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By:  /S/ Brad Lever

Brad Lever, Chief Executive Officer, Chief Financial Officer, Director

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